MINERAL PROPERTY
SALE AND PURCHASE AGREEMENT

BETWEEN

LAUREN NOTAR

AND

SOURCE GOLD CORP.

LN MINERAL CLAIMS

THUNDER BAY MINING DIVISION

NORTHERN ONTARIO

TABLE OF CONTENTS

DEFINITIONS	3

REPRESENTATIONS AND WARRANTIES OF NOTAR	4

REPRESENTATIONS AND WARRANTIES OF SOURCE	5

OFFER OF SALE	5

OFFER TO PURCHASE	6

CLOSING	6

CONFIDENTIAL INFORMATION	6

GENERAL	6

SCHEDULE “A” DESCRIPTION OF PROPERTY

SALE AND PURCHASE AGREEMENT

THIS AGREEMENT made effective as of the 30TH day of July, 2010.

BETWEEN:
LAUREN NOTAR, an individual having a residence at; 205 Pine Cove Road, Burlington, Ontario, Canada.

(hereafter “Notar”)

- and -

SOURCE GOLD CORP., a body corporate, incorporated under the laws of Alberta and having offices at; 2 Toronto Street, Suite 234, Toronto, Ontario, Canada.

(hereafter “Source”)

WHEREAS:

A. Notar is the holder of or is entitled to become the holder of all Property Rights related to the Property; and

B. Notar has agreed to offer to Source the right to acquire a 100% interest in and to the Property Rights and the Property, on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of $10.00 now paid by Source to Notar (the receipt of which is hereby acknowledged), the parties agree as follows:

DEFINITIONS

1.1 For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

a)	“Agreement” means this agreement and any amendments thereto from time to time;

b)	“Closing” means the closing of this Agreement, on or before 12:00 o’clock noon, EDT, on August 1, 2010.

c)	“Notar” means Lauren Notar.

d)	“Property” means the exploration properties and lands located in the Province of Ontario all as more particularly described in Schedule “A” hereto;

e)
“Property Rights” means all applications for permits for general reconnaissance, permit for general reconnaissance, interim approvals, applications for contracts of work, contracts of work, licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration and development of the Property, or for the purpose of placing the Property into production or continuing production therefrom.

f)	“Source” means Source Gold Corp.;

REPRESENTATIONS AND WARRANTIES OF NOTAR

2.1           Notar hereby acknowledges and confirms that it holds the Property Rights related to an undivided one hundred (100%) percent interest in the Property as at the date hereof.

2.2	Notar represents and warrants to Source that:
a)
Notar is lawfully authorized to hold his interest in the Property and will remain so entitled until 100% of the interests of Notar in the Property have been duly transferred to Source as contemplated by the terms hereof;

b)
Notar is an individual, has attained the age of majority and is legally competent to execute this agreement and to take all actions required pursuant thereto and that upon the execution and delivery, this agreement, will constitute a legal, valid and binding contract of Notar enforceable  against Notar in accordance with its terms;

c)
as at the date hereof and at the time of transfer to Source of an interest in the mineral claims and/or exploration licenses comprising the Property Notar is and will be the beneficial owner of its interest in the Property free and clear of all liens, charges, claims, royalties or net profit interests of whatsoever nature, and no taxes or rentals will be due in respect of any thereof;

d)	Notar has the right and capacity to deal with the Property and the right to enter into this Agreement and to dispose of his right, title and interest in the Property as herein contemplated;
e)
there is no adverse claim or challenge against or to Notar’s interest in the Property, nor to the knowledge of Notar is there any basis therefore, and there are no outstanding agreements or options to acquire or purchase such interest in the Property or any portion thereof other than this Agreement;

f)	no person has any royalty, net profit interests or other interest whatsoever in the Property;
g)
Notar is duly authorized to execute  this Agreement and for the performance of this Agreement by her, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of its articles or constating documents or any indenture, agreement or other instrument whatsoever to which Notar is a party or by which he is bound or to which he or the Property may be subject;

h)
no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, the placing of Notar in bankruptcy or subject to any other laws governing the affairs of and insolvent person;

i)	there are no claims, proceedings, actions or lawsuits in existence with respect to the right, title, estate and interest of Notar in the Property;
j)	to the best of her information and belief, all laws, regulations and orders of all governmental agencies having jurisdiction over the Property have been complied with by Notar;
k)	to the best of his information and belief Notar is in good standing under all agreements and instruments affecting the Property to which she is a party or is bound.

2.3 The representations and warranties contained in this section are provided for the exclusive benefit of Source, and a breach of any one or more thereof may be waived by Source in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

2.4 The representations and warranties contained in this section shall be deemed to apply to all assignments, transfers, conveyances or other documents transferring to Source the interest to be acquired hereunder and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyance or documents, any rule or law, in equity or statute to the contrary notwithstanding.

REPRESENTATIONS AND WARRANTIES OF SOURCE

3.1  Source  represents and warrants to Notar  that:
a)	it has been duly incorporated and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation;
b)
it is or will be prior to acquiring any undivided interest in the Property hereunder, lawfully authorized to hold mineral claims and real property under the laws of the jurisdiction in which the Property is situate;

c)
it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transaction herein contemplated by it will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the articles or the constating documents of it or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which they are bound or to which it or the Property may be subject; and,

d)
no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of Source or the placing of Source in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

3.2 The representations and warranties contained in this section are provided for the exclusive benefit of Notar and a breach of any one or more thereof may be waived by Notar in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

3.3 The representations and warranties contained in this section shall be deemed to apply to all assignments, transfers, conveyances or other documents transferring to Notar the interest to be acquired hereunder and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyance or documents, any rule or law, in equity or statute to the contrary notwithstanding.

OFFER OF SALE

4.1 Notar hereby irrevocably grants to Source the sole and exclusive right to acquire all of the right, title, estate and interest of Notar’s one hundred (100%) percent net undivided interest in and to the Property Rights and Property, free and clear of all charges, encumbrances, claims, royalties and net profit interests of whatsoever nature in consideration of Twenty Thousand Dollars ($20,000) in the currency of the United States payable way way of an interest free Promissory Note due and payable not later than November 30, 2010.

OFFER TO PURCHASE

5.1 Source hereby offers to purchase from Notar the Property pursuant to the terms and conditions outlined in para. 4.1 .

CLOSING

6.1 The Closing of this Agreement shall take place not later than at 12 o’clock, noon, PDT, on August 1, 2010, at the offices of Source.

6.2 Upon the Closing of this agreement;
i.	Notar shall deliver to Source such number of duly executed transfers which in the aggregate convey Notar's interest to be acquired hereunder in the Property in favour of Source, and;
ii.	Source shall deliver to Notar an interest free Promissory Note in the amount of Twenty Thousand Dollars ($20,000) in the funds of the United States due and payable not later than Novermber 30, 2010.

6.3 Notar and Source will use their best efforts to assist each other in obtaining the requisite regulatory approvals required in connection with the execution, delivery and performance of this Agreement.

CONFIDENTIAL INFORMATION

9.1 The parties to this Agreement shall keep confidential all books, records, files and other information supplied by any party to one of the other parties or to their employees, agents or representative in connection with this Agreement or in respect of the activities carried out on the Property by a party, or related to the sale of minerals, or other products derived from the Property, including all analyses, reports, studies or other documents prepared by a party or its employees, agents or representatives, which contain information from, or otherwise reflects such books, records, files or other information. The parties shall not and shall ensure that their employees, agents or representatives do not disclose, divulge, publish, transcribe, or transfer such information, all or in part, without the prior written consent of the other parties, which may not be arbitrarily withheld and which shall not apply to such information or any part thereof to the extent that:
a) prior to its receipt by a party such information was already in the possession of such party or its employees, agents or representatives; or
b) in respect of such information required to be publicly disclosed pursuant to applicable securities, regulatory or corporate laws.

GENERAL

13.1 This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.
13.2 No consent or waiver expressed or implied by any party in respect of any breach or default by any other party in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach of default.
13.3 The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully and effectively the intent and purpose of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.
13.4 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.
13.5 This Agreement shall, (i) be governed by and construed in accordance with the laws of Alberta and the parties hereby irrevocably attorn to the jurisdiction of the said province and (ii) be subject to the approval of all securities regulatory authorities having jurisdiction, such approvals will be sought in a timely and diligent manner.

13.6 Time shall be of the essence in this Agreement.
13.7 Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.
13.8 The rights and obligations of each party shall be in every case several and not joint or joint and several.
13.9 This Agreement may be executed in any number of identical counterparts which shall constitute an original and collectively and separately constitute a single instrument or agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

LAUREN NOTAR
/s/ Lauren Notar	/s/ Robert Hollis
witness
Robert Hollis
name of witness

SOURCE ENERGY CORP..
/s/ Lauren Notar
Lauren Notar, Pres. & CFO

Schedule A
to the
Mineral Property
Sale and Purchase  Agreement
date July 30, 2010

Description of Property
(attached hereto)

THUNDER BAY Mining Division – 408330 – NOTAR, LAUREN ALEXA

Township/Area	Claim Number	Recording Date	Claim Due Date	Status	Percent Option	Work Required	Total Applied	Total Reserve	Claim Bank
BARBARA	1205041	2010-Apr-16	2010-Apr-16	A	100%	$6,400	$0	$0	$0
BARBARA	4248168	2010-Apr-16	2010-Apr-16	A	100%	$3,200	$0	$0	$0
MEANDER	4247992	2010-Apr-16	2010-Apr-16	A	100%	$6,400	$0	$0	$0
MEANDER	4248562	2010-Apr-16	2010-Apr-16	A	100%	$6,400	$0	$0	$0
MEANDER	4248563	2010-Apr-16	2010-Apr-16	A	100%	$6,400	$0	$0	$0
MEANDER	4248564	2010-Apr-16	2010-Apr-16	A	100%	$3,200	$0	$0	$0
MEANDER	4248567	2010-Apr-16	2010-Apr-16	A	100%	$6,400	$0	$0	$0
MEANDER	4254287	2010-Apr-16	2010-Apr-16	A	100%	$6,400	$0	$0	$0
MEANDER	4256986	2010-Apr-07	2010-Apr-16	A	100%	$6,400	$0	$0	$0
MEANDER	4256987	2010-Apr-16	2010-Apr-16	A	100%	$6,400	$0	$0	$0
MEANDER	4256988	2010-Apr-16	2010-Apr-16	A	100%	$6,400	$0	$0	$0
TYROL LAKE	4248566	2010-Apr-07	2010-Apr-16	A	100%	$5,600	$0	$0	$0
TYROL LAKE	4254241	2010-Apr-07	2010-Apr-16	A	100%	$2,000	$0	$0	$0

RESOLUTION
of the
BOARD OF DIRECTORS
of
SOURCE GOLD COPR.
(the “Company”)

BE IT RESOLVED THAT the Company’s wholly owned Canadian subsidiary, Northern Bonanza Inc. an Ontario incorporated company, be listed as the actual holder/owner of the attached listed claims in Northern Ontario.

THIS RESOLUTION being signed by all the Directors of the Corporation is hereby passed and confirmed.

DATED at the city of Toronto, in the Province of Ontario, this 30 day of July, 2010.

Per /s/ Lauren Notar
Lauren Notar, President